Exhibit 99.1
For immediate release
May 3, 2022

AtriCure Reports First Quarter 2022 Financial Results
MASON, Ohio, May 3, 2022 – AtriCure, Inc.  (Nasdaq: ATRC), a leading innovator in surgical treatments and therapies for atrial fibrillation (Afib), left atrial appendage (LAA) management and post-operative pain management, today announced first quarter 2022 financial results.
“Our team delivered exceptional first quarter performance, with broad-based growth across all key products,” said Michael Carrel, President and Chief Executive Officer of AtriCure. “With EPi-Sense® adoption building, continued expansion of our Cryo Nerve Block team, and the full commercial launch of our EnCompass® clamp now underway, we are confident in the strength of our portfolio today while we invest in additional long-term drivers for sustained growth.”
First Quarter 2022 Financial Results
Revenue for the first quarter 2022 was $74.6 million, an increase of 25.8% (an increase of 26.7% on a constant currency basis) over first quarter 2021 revenue. U.S. revenue was $62.3 million, an increase of $12.0 million or 23.8%, compared to first quarter 2021 revenue. U.S. revenue growth was driven by sales across key product lines, notably the cryoSPHERE® probe and AtriClip® Flex-V devices. International revenue increased $3.3 million or 37.2% (an increase of 43.1% on a constant currency basis) to $12.3 million, reflecting growth in most major markets and across product lines. On a sequential basis, worldwide revenue for the first quarter 2022 increased approximately 1.9% over fourth quarter 2021.
Gross profit for the first quarter 2022 was $55.6 million compared to $44.5 million for the first quarter 2021. Gross margin was 74.5% and 75.1% for the first quarters 2022 and 2021 respectively, reflecting geographic and product mix, as well as increasing costs. Loss from operations for the first quarter 2022 was $14.2 million, compared to $15.9 million for the first quarter 2021. Basic and diluted net loss per share was $0.33 for the first quarter 2022, compared to $0.38 for the first quarter 2021.
Adjusted EBITDA was negative for the first quarter 2022 at $4.2 million, compared to negative $4.7 million for first quarter of 2021. Adjusted loss per share for the first quarter 2022 was $0.33 compared to $0.32 for the first quarter 2021.
Constant currency revenue, adjusted EBITDA and adjusted loss per share are non-GAAP measures. We discuss these non-GAAP measures and provide reconciliations to GAAP measures later in this release.
2022 Financial Guidance
Full year 2022 revenue is projected to be approximately $318 million to $330 million, reflecting growth of approximately 16% to 20% over full year 2021. Management continues to expect full year 2022 adjusted EBITDA to be a loss of approximately $2 million to $4 million, and the full year 2022 adjusted loss per share of approximately $1.07 to $1.12.
Conference Call
AtriCure will host a conference call at 4:30 p.m. Eastern Time on Tuesday, May 3, 2022 to discuss its first quarter 2022 financial results. The call may be accessed through an operator by calling (844) 884-9951 for domestic callers and (661) 378-9661 for international callers using conference ID number 6061899. A live audio webcast of the presentation may be accessed by visiting the Investors page of AtriCure’s corporate website at ir.atricure.com. A replay of the presentation will be available for 90 days following the presentation.
About AtriCure
AtriCure, Inc. provides innovative technologies for the treatment of Afib and related conditions. Afib affects more than 33 million people worldwide. Electrophysiologists and cardiothoracic surgeons around the globe use AtriCure technologies for the treatment of Afib and reduction of Afib related complications. AtriCure’s Isolator® Synergy™ Ablation System is the first medical device to receive FDA approval for the treatment of persistent Afib. AtriCure’s AtriClip® Left Atrial Appendage Exclusion System products are the most widely sold LAA management devices worldwide. AtriCure’s Hybrid AF™ Therapy is a minimally invasive procedure that provides a lasting solution for long-standing persistent Afib patients. AtriCure’s cryoICE cryoSPHERE® probe is cleared for temporary ablation of peripheral nerves to block pain, providing pain relief in cardiac and thoracic procedures. For more information, visit AtriCure.com or follow us on Twitter @AtriCure.
Forward-Looking Statements
This press release contains “forward-looking statements”– that is, statements related to future events that by their nature address matters that are uncertain. This press release also includes forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially. For details on the uncertainties that may cause our actual results to be materially different than those expressed in our forward-looking statements, visit http://www.atricure.com/forward-looking-statements as well as our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q which contain risk factors. Except where otherwise noted, the information contained in this release and the related attachment is as of May 3, 2022. We assume no obligation to update any forward-looking statements contained in this release and the related attachment as a result of new information or future events or developments, except as may be required by law.
Use of Non-GAAP Financial Measures
To supplement AtriCure’s condensed consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP, AtriCure provides certain non-GAAP financial measures in this release as supplemental financial metrics.
Revenue reported on a constant currency basis is a non-GAAP measure, calculated by applying previous period foreign currency exchange rates, which are determined by the average daily Euro to Dollar exchange rate, to each of the comparable periods. Management analyzes revenue on a constant currency basis to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on revenue, the Company believes that evaluating growth in revenue on a constant currency basis provides an additional and meaningful assessment of revenue to both management and investors.
Adjusted EBITDA is calculated as net income (loss) before other income/expense (including interest), income tax expense, depreciation and amortization expense, share-based compensation expense, acquisition costs, legal settlement costs, impairment of intangible asset and change in fair value of contingent consideration liabilities.
Management believes in order to properly understand short-term and long-term financial trends, investors may wish to consider the impact of these excluded items in addition to GAAP measures. The excluded items vary in frequency and/or impact on our continuing results of operations and management believes that the excluded items are typically not reflective of our ongoing core business operations and financial condition. Further, management uses adjusted EBITDA for both strategic and annual operating planning. A reconciliation of adjusted EBITDA reported in this release to the most comparable GAAP measure for the respective periods appears in the table captioned “Reconciliation of Non-GAAP Adjusted Loss (Adjusted EBITDA)” later in this release.
Adjusted income (loss) per share is a non-GAAP measure which calculates the net income (loss) per share before non-cash adjustments in fair value of contingent consideration liabilities, impairment of intangible asset and legal settlement costs. A reconciliation of adjusted income (loss) per share reported in this release to the most comparable GAAP measure for the respective periods appears in the table captioned “Reconciliation of Non-GAAP Adjusted Loss Per Share” later in this release.
The non-GAAP financial measures used by AtriCure may not be the same or calculated in the same manner as those used and calculated by other companies. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for AtriCure’s financial results prepared and reported in accordance with GAAP. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financials measures included in this press release, and not to rely on any single financial measure to evaluate our business.

CONTACTS:
Angie Wirick
AtriCure, Inc.
Chief Financial Officer
(513) 755-5334
awirick@atricure.com
Lynn Lewis
Gilmartin Group
Investor Relations
(415) 937-5402
lynn@gilmartinir.com

ATRICURE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
United States Revenue:
Open ablation	$18,974	$17,439
Minimally invasive ablation	8,615	8,385
Pain management	8,014	3,898
Total ablation	35,603	29,722
Appendage management	26,669	20,587
Total United States	62,272	50,309
International Revenue:
Open ablation	6,492	4,434
Minimally invasive ablation	1,533	1,274
Pain management	140	—
Total ablation	8,165	5,708
Appendage management	4,139	3,258
Total International	12,304	8,966
Total revenue	74,576	59,275
Cost of revenue	18,981	14,735
Gross profit	55,595	44,540
Operating expenses:
Research and development expenses	13,629	11,217
Selling, general and administrative expenses	56,116	49,208
Total operating expenses	69,745	60,425
Loss from operations	(14,150)	(15,885)
Other expense, net	(977)	(1,001)
Loss before income tax expense	(15,127)	(16,886)
Income tax expense	56	31
Net loss	$(15,183)	$(16,917)
Basic and diluted net loss per share	$(0.33)	$(0.38)
Weighted average shares used in computing net loss per share:
Basic and diluted	45,528	44,632

ATRICURE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)
(Unaudited)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash, cash equivalents, and short-term investments	$111,397	$119,090
Accounts receivable, net	40,878	33,021
Inventories	40,762	38,964
Prepaid and other current assets	6,570	5,001
Total current assets	199,607	196,076
Long-term investments	70,514	104,338
Property and equipment, net	32,867	31,409
Operating lease right-of-use assets	4,509	4,761
Goodwill and intangible assets, net	276,801	277,773
Other noncurrent assets	685	955
Total assets	$584,983	$615,312
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$45,615	$54,689
Other current liabilities and current maturities of leases	1,760	1,756
Total current liabilities	47,375	56,445
Long-term debt	59,848	59,741
Finance lease liabilities	9,845	10,082
Operating lease liabilities	3,865	4,068
Other noncurrent liabilities	1,225	1,220
Total liabilities	122,158	131,556
Stockholders' equity:
Common stock	46	46
Additional paid-in capital	761,580	764,811
Accumulated other comprehensive loss	(3,465)	(948)
Accumulated deficit	(295,336)	(280,153)
Total stockholders' equity	462,825	483,756
Total liabilities and stockholders' equity	$584,983	$615,312

ATRICURE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS
(In Thousands)
(Unaudited)
Reconciliation of Non-GAAP Adjusted Loss (Adjusted EBITDA)

	Three Months Ended March 31,
	2022	2021
Net loss, as reported	$(15,183)	$(16,917)
Income tax expense	56	31
Other expense, net	977	1,001
Depreciation and amortization expense	2,867	2,122
Share-based compensation expense	7,049	6,604
Change in fair value of contingent consideration	—	2,500
Non-GAAP adjusted loss (adjusted EBITDA)	$(4,234)	$(4,659)
Reconciliation of Non-GAAP Adjusted Loss Per Share

	Three Months Ended March 31,
	2022	2021
Net loss, as reported	$(15,183)	$(16,917)
Change in fair value of contingent consideration	—	2,500
Non-GAAP adjusted net loss	$(15,183)	$(14,417)
Basic and diluted adjusted net loss per share	$(0.33)	$(0.32)
Weighted average shares used in computing adjusted net loss per share
Basic and diluted	45,528	44,632